EXHIBIT 99(c)

                            JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended.

Dated:   March 3, 1997              CHANCELLOR BROADCASTING COMPANY


                                    By:    /s/  Thomas O. Hicks
                                       -------------------------------
                                       Name:     Thomas O. Hicks
                                       Title: Chairman



                                          /s/ Thomas O. Hicks
                                       -------------------------------
                                    Name:    Thomas O. Hicks



                                          /s/ Lawrence D. Stuart, Jr.
                                       -------------------------------
                                    Name:    Lawrence D. Stuart, Jr.